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                                                     Exhibit 4(a)

         FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT



     Amendment, dated as of April 17, 1998, among ANADARKO PETROLEUM CORPORATION, a Delaware corporation (the "Company"), the Banks named on the signature pages hereof (individually a "Bank" and collectively the "Banks") and THE CHASE MANHATTAN BANK, as Agent for the Banks (the "Agent").

     WHEREAS, the Company, the Banks and the Agent have entered into a Revolving Credit Agreement, dated as of May 24, 1994 (as amended by the First Amendment, dated as of May 23, 1995, Second Amendment, dated as of May 21, 1996 and Third Amendment, dated June 13, 1997, the "Agreement"), and desire further to amend the Agreement in the manner and to the extent herein provided.

     NOW THEREFORE, the Company, each Bank and the Agent agree as follows:

     1. As used herein, the term "Amendment Date" shall mean April 17, 1998 or such other date as the parties hereafter shall agree upon. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned such term in the Agreement. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

     2.    The  Company,  the  Banks and the  Agent  agree  that,
subject to the conditions set forth in Section 3 hereof,   as  of
the date hereof the Agreement shall be amended as follows:

      (a) Section 1.01 of the Agreement shall be amended as follows:

          (i) The definitions of "Available Borrowing Base", "Borrowing Base", "Determining Banks", "Engineer's Opinion", "Hydrocarbons", "Independent Engineer", "Mineral Interests", "Net Proceeds" and "Proved Reserves" shall be deleted in their entirety.

          (ii) The definition of "Commitment" shall be replaced in its entirety by the following:

               " `Commitment' - As to each Bank, its obligation to make Loans to the Company pursuant to Section 2.01 in the amount set forth opposite its name below, as such obligation may be reduced pursuant to this
               Agreement:





                                      Amount of   Percentage of
                    Bank              Commitment     Commitment

     The Chase Manhattan Bank      $ 31,500,000.00   14.000%
     Morgan Guaranty Trust Company
       of New York                 $ 25,031,250.00   11.125%
     NationsBank of Texas, N.A.    $ 25,031,250.00   11.125%
     Bank of America National Trust
       and Savings Association     $ 24,187,500.00   10.750%
     Citibank, N.A.                $ 24,187,500.00   10.750%
     The First National Bank
       of Chicago                  $ 24,187,500.00   10.750%
     Mellon Bank, N.A.             $ 24,187,500.00   10.750%
     Union Bank of Switzerland     $ 24,187,500.00   10.750%
     Bank of Montreal              $ 22,500,000.00   10.000%
          TOTAL                    $225,000,000.00   100.000%"

             (iii)      A   new   definition   of   "Consolidated
          Indebtedness" shall be added following the definition of "Commitment Fee Rate", to read in its entirety as follows:

                              "`Consolidated Indebtedness' means,
               at any time, the Indebtedness of the Company and its subsidiaries, determined on a consolidated basis as of such time in accordance with generally accepted accounting principles, as such principles are in effect on the date of this Agreement, excluding any such Indebtedness of the Company or its subsidiaries that is non-recourse to the Company."

          (iv)       The  definition of "Indebtedness"  shall  be
          amended  by  adding  the  following  after  the   words
          "production payment":

                               "(other than in respect of advance
               payments or production payments received in the ordinary course of business for hydrocarbons which must be delivered within 18 months after the date of such payment)".

                (v)  The definition of "Majority Banks" shall  be
          amended  by  deleting  the  proviso  thereto   in   its
          entirety.

          (vi) The definition of "Other Credit Agreement" shall be amended by replacing the amount "$125,000,000" with the amount "$175,000,000".

     (b)       Article II shall be amended as follows:

           (i)   Section  2.01 (b) shall be amended by  replacing
     "2.22" with "2.21".

           (ii)  Section 2.05 (a) shall be amended by    deleting
     "(a)" on the first line and   deleting subsection (b) in its
     entirety.

                 (iii)      Section  2.06  shall  be  amended  by
          replacing "2.20" with "2.19" each time it appears.

          (iv)   Section  2.07  shall  be  amended  by   deleting
          subsection (b) in its entirety, re-lettering subsection
          "(c)" as subsection "(b)" and replacing "2.20" with "2.19".

          (v) Section 2.11 shall be amended by replacing "2.20" with "2.19" each time it appears.

          (vi)             Section  2.12  shall  be  amended   by
          replacing "2.22" with "2.21".

          (vii)      Section 2.13 shall be amended  by  replacing
          "2.22" with "2.21" each time it appears.

          (viii) Section 2.16 shall be deleted in its entirety and each remaining section in Article II shall be renumbered accordingly.

          (ix) Section 2.17 (renumbered) shall be amended by replacing "2.22" with "2.21" each time it appears.

          (x) Section 2.21 (renumbered) shall be amended by replacing "2.21" with "2.20".

      (c)   Article  III  shall be amended  by  deleting  Section
3.01(g) in its entirety.

     (d)  Article IV shall be amended as follows:

          (i) Section 4.01(b) shall be deleted in its entirety and each remaining subsection in Article IV shall be re-lettered accordingly.

          (ii)   Subsection  4.01(g)  (re-lettered)  "Notice   of
          Disposition of Property" shall be deleted in its entirety and replaced by the following:

                    "(g)  Indebtedness to Capitalization Ratio.
                    At the end of each calendar quarter,
                    Consolidated Indebtedness divided by Total
                    Capital shall not exceed 60%. For purposes of this provision "Total Capital" is equal to the sum of Consolidated Stockholders' Equity, exclusive of the effect of any noncash writedowns made subsequent to the date hereof, plus Consolidated Indebtedness, each at such time."

     (e)  Article V shall be amended as follows:

          (i) Section 5.01(f) shall be amended by adding the word "and" at the end of clause (ii), deleting the word "and" at the end of clause (iii) replacing the semicolon at the end of clause (iii) with a period and deleting clause (iv) in its entirety.

          (ii) Section 5.02 shall be amended by replacing "(iv)" with "(iii)".

     (f) Article VII shall be amended by deleting all reference to "Determining Bank".

     (g)  Article VIII shall be amended as follows:

          (i) Section 8.01 shall be amended by deleting the words "and 75%".

          (ii)       Section  8.05 shall be amended by  replacing
               "2.20" with "2.19".

            (iii) Section 8.06 (b) shall be amended by replacing "2.20" with "2.19".

      3. The amendments specified in Section 2 hereof shall be effective as of the date hereof upon the receipt by the Agent, on or prior to the Amendment Date, of:

     (a) A certificate signed by a responsible officer of the Company, dated the Amendment Date, to the effect that:

          (i)   the  representations and warranties contained  in
          Section 3.01 of the Agreement are true and accurate on and as of the Amendment Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

          (ii) no event has occurred and is continuing, or would result from the execution, delivery and performance of this Amendment, which constitutes an Event of Default or would constitute an Event of Default with the giving of notice or the lapse of time, or both; and

          (iii) the Company is in compliance with all the terms, covenants and conditions of the Agreement which are binding upon it;

     (b) An opinion of the General Counsel of the Company, dated the Amendment Date, the effect that:

          (i) the Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation and is in good standing in the States of Kansas, Louisiana, Oklahoma and Texas;


          (ii) this Amendment has been duly authorized, executed and delivered by the Company;

          (iii) this Amendment, assuming due authorization, execution and delivery hereof by the Banks and the Agent, constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability;

          (iv) the execution, delivery and performance by the Company of this Amendment will not (x) conflict with the restated certificate of incorporation or by-laws of the Company, each as in effect on the date of such opinion, (y) contravene any applicable provision of any applicable law or applicable order or (z) conflict with any provision of any indenture, loan agreement or other similar agreement or instrument known to such counsel (having made due inquiry with respect thereto) binding on the Company or affecting its property;

          (v) no authorization, consent or approval of any governmental body or agency of the State of Texas or the United States of America which has not been obtained is required in connection with the execution, delivery and performance by the Company of this Amendment; and

          (vi) to the knowledge of such counsel (having made due inquiry with respect thereto), there is no proceeding pending or threatened before any court or administrative agency which, in the opinion of such counsel, will result in a final determination which would have the effect of preventing the Company from carrying on its business or from meeting its current and anticipated obligations on a timely basis.

     In  rendering  such  opinion, the  General  Counsel  of  the
     Company shall opine only as to matters governed by the Federal laws of the United States of America, the laws of the State of Texas and the General Corporation Law of the
     State of Delaware and such counsel may state that he has relied on certificates of state officials as to qualification to do business and good standing certificates of officers of the Company and other sources believed by him to be responsible; and

     (c) Duly executed counterparts hereof signed by the Company, the Agent and each of the Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

     4. Except as amended hereby, the Agreement shall continue in full force and effect.

     5. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     6. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              ANADARKO PETROLEUM CORPORATION

                              By:
                              Title: Vice President and Treasurer


                              THE CHASE MANHATTAN BANK

                              By:
                              Title:
                              Domestic Lending Office and Address
for Notices:




                              Eurodollar Lending Office:




                              MORGAN  GUARANTY TRUST  COMPANY  OF
                              NEW YORK


                              By:
                              Title:
                              Domestic Lending Office and Address
for Notices:




                              Eurodollar Lending Office:




                              NATIONSBANK OF TEXAS, N.A.

                              By:
                              Title:
                              Domestic Lending Office and Address
for Notices:




                              Eurodollar Lending Office:



                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION


                              By:
                              Title:
                              Domestic Lending Office and Address
for Notices:




                              Eurodollar Lending Office:




                              CITIBANK, N.A.

                              By:
                              Title:
                              Domestic Lending Office and Address
for Notices:




                              Eurodollar Lending Office:




                              THE FIRST NATIONAL BANK OF CHICAGO.


                              By:
                              Title:
                              Domestic Lending Office and Address
for Notices:




                              Eurodollar Lending Office:




                              MELLON BANK, N.A.

                              By:
                              Title:
                              Domestic Lending Office and Address
for Notices




                              Eurodollar Lending Office:




                              UNION BANK OF SWITZERLAND

                              By:
                              Title:
                              Domestic Lending Office and Address
for Notices:




                              Eurodollar Lending Office:




                              BANK OF MONTREAL

                              By:
                              Title:
                              Domestic Lending Office and Address
for Notices:




                              Eurodollar Lending Office:




                              THE CHASE MANHATTAN BANK, as Agent

                              By:
                              Title:


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          FOURTH AMENDMENT TO 364-DAY CREDIT AGREEMENT



     Amendment, dated as of April 17, 1998, among ANADARKO PETROLEUM CORPORATION, a Delaware corporation (the "Company"), the Banks named on the signature pages hereof (individually a "Bank" and collectively the "Banks") and THE CHASE MANHATTAN BANK, as Agent for the Banks (the "Agent").

     WHEREAS, the Company, the Banks and the Agent have entered into a 364-Day Credit Agreement, dated as of May 24, 1994 (as amended by the First Amendment, dated as of May 23, 1995, Second Amendment, dated as of May 21, 1996 and Third Amendment, dated June 13, 1997, the "Agreement"), and desire further to amend the Agreement in the manner and to the extent herein provided.

     NOW THEREFORE, the Company, each Bank and the Agent agree as follows:

     1. As used herein, the term "Amendment Date" shall mean April 17, 1998 or such other date as the parties hereafter shall agree upon. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned such term in the Agreement. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

     2.    The  Company,  the  Banks and the  Agent  agree  that,
subject to the conditions set forth in Section 3 hereof,   as  of
the date hereof the Agreement shall be amended as follows:

     (a) Section 1.01 of the Agreement shall be amended as follows:

          (i) The definitions of "Available Borrowing Base", "Borrowing Base", "Determining Banks", "Engineer's Opinion", "Independent Engineer", "Mineral Interests", "Net Proceeds" and "Proved Reserves" shall be deleted in their entirety.

          (ii) The definition of "Commitment" shall be replaced in its entirety by the following:

               " `Commitment' - As to each Bank, its obligation to make Loans to the Company pursuant to Section 2.01 in the amount set forth opposite its name below, as such obligation may be reduced pursuant to this
               Agreement:



                                          Amount of     Percentage of
                    Bank                  Commitment      Commitment

       The Chase Manhattan Bank        $ 24,500,000.00   14.000%
       Morgan Guaranty Trust Company
       of New York                     $ 19,468,750.00   11.125%
       NationsBank of Texas, N.A.      $ 19,468,750.00   11.125%
       Bank of America National Trust
         and Savings Association       $ 18,812,500.00   10.750%
       Citibank, N.A.                  $ 18,812,500.00   10.750%
       The First National Bank
          of Chicago                   $ 18,812,500.00   10.750%
       Mellon Bank, N.A.               $ 18,812,500.00   10.750%
       Union Bank of Switzerland       $ 18,812,500.00   10.750%
       Bank of Montreal                $ 17,500,000.00   10.000%
         TOTAL                         $175,000,000.00  100.000%"

          (iii)            A   new  definition  of  "Consolidated
          Indebtedness" shall be added following the definition of "Commitment Fee Rate", to read in its entirety as follows:

                              "'Consolidated Indebtedness' means,
               at any time, the Indebtedness of the Company and its subsidiaries, determined on a consolidated basis as of such time in accordance with generally accepted accounting principles, as such principles are in effect on the date of this Agreement, excluding any such Indebtedness of the Company or its subsidiaries that is non-recourse to the Company."

          (iv)            The definition of "Indebtedness"  shall
          be  amended  by  adding the following after  the  words
          "production payment":

                               "(other than in respect of advance
               payments or production payments received in the ordinary course of business for hydrocarbons which must be delivered within 18 months after the date of such payment)"

                (v)  The definition of "Majority Banks" shall  be
          amended  by  deleting  the  proviso  thereto   in   its
          entirety.

          (vi) The definition of "Termination Date" shall be amended by replacing the date "June 11, 1998" with the date "April 15, 1999".

     (b)       Article II shall be amended as follows:

           (i)   Section  2.01 (b) shall be amended by  replacing
     "2.22" with "2.21".

           (ii)  Section 2.05 (a) shall be amended by    deleting
     "(a)" on the first line and   deleting subsection (b) in its
     entirety.

                 (iii)      Section  2.06  shall  be  amended  by
          replacing "2.20" with "2.19" each time it appears.

          (iv)   Section  2.07  shall  be  amended  by   deleting
          subsection  (b) in its entirety, relettering subsection
          "(c)" as subsection "(b)" and replacing "2.20" with "2.19".

          (v) Section 2.11 shall be amended by replacing "2.20" with "2.19" each time it appears.

           (vi) Section 2.12 shall be amended by replacing "2.22" with "2.21"

          (vii)      Section 2.13 shall be amended  by  replacing
          "2.22" with "2.21" each time it appears.

          (viii) Section 2.16 shall be deleted in its entirety and each remaining section in Article II shall be renumbered accordingly.

          (ix) Section 2.17 (renumbered) shall be amended by replacing "2.22" with "2.21" each time it appears.

          (x) Section 2.21 (renumbered) shall be amended by replacing "2.21" with "2.20".

     (c)  Article  III  shall  be  amended  by  deleting  Section
          3.01(g) in its entirety.

     (d)  Article IV shall be amended as follows:

          (i) Section 4.01(b) shall be deleted in its entirety and each remaining subsection in Article IV shall be re-lettered accordingly.

          (ii)   Subsection  4.01(g)  (relettered)   "Notice   of
          Disposition of Property" shall be deleted in its entirety and replaced by the following:

                    "(g)  Indebtedness to Capitalization Ratio.
               At the end of each calendar quarter, Consolidated Indebtedness divided by Total Capital shall not exceed 60%. For purposes of this provision "Total Capital" is equal to the sum of Consolidated Stockholders' Equity, exclusive of the effect of any noncash writedowns made subsequent to the date hereof, plus Consolidated Indebtedness, each at such time."

     (e)  Article V shall be amended as follows:

          (i) Section 5.01(f) shall be amended by adding the word "and" at the end of clause (ii), deleting the word "and" at the end of clause (iii), replacing the semicolon at the end of clause (iii) with a period and deleting clause (iv) in its entirety.

          (ii) Section 5.02 shall be amended by replacing "(iv)" with "(iii)".

     (f) Article VII shall be amended by deleting all reference to "Determining Bank".

     (g)  Article VIII shall be amended as follows:

          (i) Section 8.01 shall be amended by deleting the words "and 75%".

          (ii)       Section  8.05 shall be amended by  replacing
               "2.20" with "2.19".

            (iii) Section 8.06 (b) shall be amended by replacing "2.20" with "2.19".

     3. The amendments specified in Section 2 hereof shall be effective as of the date hereof upon the receipt by the Agent, on or prior to the Amendment Date, of:

     (a) A certificate signed by a responsible officer of the Company, dated the Amendment Date, to the effect that:

          (i)   the  representations and warranties contained  in
          Section 3.01 of the Agreement are true and accurate on and as of the Amendment Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

          (ii) no event has occurred and is continuing, or would result from the execution, delivery and performance of this Amendment, which constitutes an Event of Default or would constitute an Event of Default with the giving of notice or the lapse of time, or both; and

          (iii) the Company is in compliance with all the terms, covenants and conditions of the Agreement which are binding upon it;

     (b) An opinion of the General Counsel of the Company, dated the Amendment Date, the effect that:

          (i) the Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation and is in good standing in the States of Kansas, Louisiana, Oklahoma and Texas;

          (ii) this Amendment has been duly authorized, executed and delivered by the Company;

          (iii) this Amendment, assuming due authorization, execution and delivery hereof by the Banks and the Agent, constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability;

          (iv) the execution, delivery and performance by the Company of this Amendment will not (x) conflict with the restated certificate of incorporation or by-laws of the Company, each as in effect on the date of such opinion, (y) contravene any applicable provision of any applicable law or applicable order or (z) conflict with any provision of any indenture, loan agreement or other similar agreement or instrument known to such counsel (having made due inquiry with respect thereto) binding on the Company or affecting its property;

          (v) no authorization, consent or approval of any governmental body or agency of the State of Texas or the United States of America which has not been obtained is required in connection with the execution, delivery and performance by the Company of this Amendment; and

          (vi) to the knowledge of such counsel (having made due inquiry with respect thereto), there is no proceeding pending or threatened before any court or administrative agency which, in the opinion of such counsel, will result in a final determination which would have the effect of preventing the Company from carrying on its business or from meeting its current and anticipated obligations on a timely basis.

     In  rendering  such  opinion, the  General  Counsel  of  the
     Company shall opine only as to matters governed by the Federal laws of the United States of America, the laws of the State of Texas and the General Corporation Law of the
     State of Delaware and such counsel may state that he has relied on certificates of state officials as to qualification to do business and good standing certificates of officers of the Company and other sources believed by him to be responsible; and

     (c) Duly executed counterparts hereof signed by the Company, the Agent and each of the Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

     4. Except as amended hereby, the Agreement shall continue in full force and effect.

     5. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     6. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              ANADARKO PETROLEUM CORPORATION


                              By:
                              Title: Vice President and Treasurer


                              THE CHASE MANHATTAN BANK

                              By:
                              Title:
                              Domestic Lending Office and Address
for Notices:





                              Eurodollar Lending Office:




                              MORGAN  GUARANTY TRUST  COMPANY  OF
                              NEW YORK


                              By:
                              Title:
                              Domestic Lending Office and Address
for Notices:




                              Eurodollar Lending Office:




                              NATIONSBANK OF TEXAS, N.A.

                              By:
                              Title:
                              Domestic Lending Office and Address
for Notices:




                              Eurodollar Lending Office:




                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION


                              By:
                              Title:
                              Domestic Lending Office and Address
for Notices:




                              Eurodollar Lending Office:




                              CITIBANK, N.A.

                              By:
                              Title:
                              Domestic Lending Office and Address
for Notices:




                              Eurodollar Lending Office:




                              THE FIRST NATIONAL BANK OF CHICAGO

                              By:
                              Title:
                              Domestic Lending Office and Address
for Notices:




                              Eurodollar Lending Office:




                              MELLON BANK, N.A.

                              By:
                              Title:
                              Domestic Lending Office and Address
for Notices




                              Eurodollar Lending Office:




                              UNION BANK OF SWITZERLAND

                              By:
                              Title:
                              Domestic Lending Office and Address
for Notices:




                              Eurodollar Lending Office:




                              BANK OF MONTREAL

                              By:
                              Title:
                              Domestic Lending Office and Address
for Notices:




                              Eurodollar Lending Office:




                              THE CHASE MANHATTAN BANK, as Agent

                              By:
                              Title: